UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Cott Corporation

(Exact name of Registrant as specified in its charter)

Canada	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6525 Viscount Road Mississauga, Ontario, Canada 5519 West Idlewild Avenue Tampa, Florida, United States	L4V 1H6 33634
(Address of principal executive offices)	(Zip Code)

2010 EQUITY INCENTIVE PLAN

(Full title of the plan)

Marni Morgan Poe

Vice President, General Counsel and Secretary

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

(813) 313-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

H. John Michel, Jr.	Neil Sheehy
Drinker Biddle & Reath LLP	Goodmans LLP
One Logan Square, Suite 2000	Bay Adelaide Centre
Philadelphia, Pennsylvania 19103-6996	333 Bay Street, Suite 3400
Toronto, ON M5H 2S7

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, no par value	4,000,000	$8.47	$33,880,000	$2,415.64

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Shares that become issuable under the 2010 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.
(2)	Pursuant to 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purposes of calculating the registration fee required under Section 6(b) of the Securities Act of 1933 and are based upon the average of the high and low prices for a common share of the Registrant on the New York Stock Exchange on May 3, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this registration statement as required by Rule 428(b). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Cott Corporation (the “Registrant”) hereby incorporates by reference the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”):

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010, filed with the Commission on March 16, 2010.

2. The Registrant’s Current Reports on Form 8-K filed with the Commission on January 19, 2010 and on April 29, 2010.

3. The portions of the Registrant’s definitive Proxy Statement for the Annual and Special Meeting of Shareowners held on May 4, 2010 that have been incorporated by reference into the Form 10-K.

4. The description of the Registrant’s capital stock contained in the Registrant’s Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Stephen Halperin, who is a partner in the law firm providing the legal opinion attached as Exhibit 5.2 hereto, is a director of the Registrant and will be eligible to receive awards under the 2010 Equity Incentive Plan.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The corporation laws of Canada and the by-laws of the Registrant include provisions designed to provide for the indemnity of the corporation’s officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as officers and directors of the Registrant.

Under the Canada Business Corporations Act (“CBCA”), a corporation may indemnify certain persons associated with the corporation or, at the request of the corporation, another entity, against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity. Indemnifiable persons are current and former directors or officers, other individuals who act or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity.

The law permits indemnification only if the indemnifiable person acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful and he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done. With the approval of the court, a corporation may also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation to which the indemnifiable person is made a party because of his or her association with the corporation.

Sections 7.02 and 7.04 of the Registrant’s by-laws provide that, without in any manner derogating from or limiting the mandatory provisions of the CBCA but subject to the conditions contained therein, the Registrant shall indemnify its directors or officers, former directors or officers, and each individual who acts or acted at the Registrant’s request as a director or officer, or each individual acting in a similar capacity at another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with the Registrant or another entity to the extent that the individual seeking the indemnity:

•

acted honestly and in good faith with a view to the Registrant’s best interests or the best interest of another entity for which the individual acted as a director or officer or in a similar capacity at the request of the Registrant, as the case may be; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Both the CBCA and the Registrant’s by-laws expressly provide for the Registrant to advance moneys to a director, officer, or other individual for the costs, charges, and expenses of a proceeding referenced above. The individual is required to repay the moneys if he or she does not fulfill the aforementioned conditions. Section 7.05 of the Registrant’s by-laws states that, subject to the limitations contained in the CBCA, the Registrant may purchase and maintain insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

In addition to the provisions found in the Registrant’s charter and by-laws, the Registrant has entered into an indemnification agreement with our chairman and chief executive officer by way of an employment agreement. Under the employment agreement, if such officer is made a party, or is threatened to be made a party, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of the Registrant or is or was serving at the request of the Registrant as a director, officer, member, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such proceeding is his alleged action in an official capacity while serving as a director, officer, member, employee, or agent, the Registrant shall indemnify and hold him harmless to the fullest extent legally permitted or authorized by the Registrant’s charter, by-laws, resolutions of its board of directors, or, if greater, by the laws of the Province of Ontario, and the Federal Laws of Canada applicable to the Registrant, against all cost, expense, liability, and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, and such indemnification shall continue as to such officer even if he has ceased to be a director, member, employee, or agent of the Registrant or another entity at the request of the Registrant and shall inure to the benefit of the his heirs, executors, and administrators. The Registrant is also required to advance to such officer all reasonable costs and expenses incurred by him in connection with a proceeding within 20 days after the Registrant’s receipt of a written request for such advance. Such request shall include an undertaking by such officer to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	2010 Equity Incentive Plan (incorporated by reference to Appendix B of the Definitive Proxy Statement on Schedule 14A, filed on April 1, 2010).

4.2	Amendment to the 2010 Equity Incentive Plan, dated May 4, 2010 (filed herewith).

5.1	Opinion of Drinker Biddle & Reath LLP (filed herewith).

5.2	Opinion of Goodmans LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.	UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 4, 2010.

COTT CORPORATION

By:	/S/ MARNI MORGAN POE
Marni Morgan Poe
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Cott Corporation hereby severally constitutes and appoints Neal Cravens and Marni Poe, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ JERRY FOWDEN	Date: May 4, 2010	/S/ NEAL CRAVENS	Date: May 4, 2010
Jerry Fowden		Neal Cravens
Director and Chief Executive Officer		Chief Financial Officer
(Principal Executive Officer)		(Principal Financial Officer)

/S/ GREGORY LEITER	Date: May 4, 2010	/S/ MARK BENADIBA	Date: May 4, 2010
Gregory Leiter		Mark Benadiba
Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)		Director

/S/ GEORGE A. BURNETT	Date: May 4, 2010	/S/ DAVID T. GIBBONS	Date: May 4, 2010
George A. Burnett		David T. Gibbons
Director		Chairman, Director

/S/ STEPHEN H. HALPERIN	Date: May 4, 2010	/S/ BETTY JANE HESS	Date: May 4, 2010
Stephen H. Halperin		Betty Jane Hess
Director		Director

/S/ GREGORY MONAHAN	Date: May 4, 2010	/S/ MARIO PILOZZI	Date: May 4, 2010
Gregory Monahan		Mario Pilozzi
Director		Director

/S/ ANDREW PROZES	Date: May 4, 2010	/S/ ERIC ROSENFELD	Date: May 4, 2010
Andrew Prozes		Eric Rosenfeld
Director		Director

/S/ GRAHAM SAVAGE	Date: May 4, 2010
Graham Savage
Director

COTT CORPORATION

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	2010 Equity Incentive Plan (incorporated by reference to Appendix B of the Definitive Proxy Statement on Schedule 14A, filed on April 1, 2010).

4.2	Amendment to the 2010 Equity Incentive Plan, dated May 4, 2010 (filed herewith).

5.1	Opinion of Drinker Biddle & Reath LLP (filed herewith).

5.2	Opinion of Goodmans LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).